Exhibit 99.1

Wolfspeed Reports Financial Results for the Third Quarter of Fiscal 2026

DURHAM, N.C. May 5, 2026 -- Wolfspeed, Inc. (NYSE: WOLF) today announced its results for the third quarter of fiscal 2026.

Business Highlights

•Continued sequential quarterly growth in AI data center applications of approximately 30%, reflecting a moderate but expanding part of the Company's business with meaningful long-term potential.
•Launched first commercially available 10 kV SiC power MOSFET for grid modernization, industrial electrification and AI data center infrastructure.
•Introduced next-gen TOLT portfolio to address growing AI data center demand.
•Durham facilities now focused on materials production, further increasing earnings potential of the site.
•CFIUS clearance and equity issuance to Renesas completes Chapter 11 procedures.
Quarterly Financial Highlights
•Consolidated revenue of approximately $150 million, aligned with midpoint of guidance range.
•GAAP gross margin of (27)% and Non-GAAP gross margin of (21)%.
•GAAP net loss of $120 million and adjusted EBITDA of ($62) million.
•Operating cash flow of ($84) million.
•Refinanced approximately $476 million of first-lien debt, reducing total debt balance by $97 million and annual interest expense by an estimated $62 million.
•Improved the Company’s equity position by more than $400 million, primarily from the strategic refinancing and reclassification of Renesas ownership upon CFIUS clearance
•$1.2 billion of cash, cash equivalents and short term investments as of March 29, 2026.
“In the third quarter, we continued to make meaningful progress against our priorities, improving Wolfspeed’s long-term growth trajectory and our financial flexibility to execute our strategic priorities,” said Wolfspeed CEO Robert Feurle. “We accelerated innovation across the business, launching our next-generation TOLT portfolio, introducing the first commercially available 10 kV silicon carbide power MOSFET, and continuing to advance our 300mm substrate platform. At the same time, we continue to deepen our engagement with a diversified customer base."
“Our third-quarter actions represent another major step in strengthening our balance sheet,” said Wolfspeed CFO Gregor van Issum. “We successfully reduced our highest-cost first-lien debt by 43%, decreased the total debt by $97 million and thereby reduced the annual interest expense by an estimated $62 million. Backed by $1.2 billion in liquidity and rigorous operational discipline, we are well-positioned to continue to fund our highest-priority initiatives."
Business Outlook:
The Company expects to generate revenue between $140 million and $160 million for its fiscal fourth quarter. The Company expects operating expenses to be approximately flat with the fiscal third quarter and gross margins to remain negative in the fourth quarter.
Quarterly Conference Call:
Wolfspeed will provide additional commentary on a conference call at 5:00 p.m. Eastern time today reviewing the highlights of its third quarter results.
The conference call will be available to the public through a live audio web broadcast via the Internet. For webcast details, visit Wolfspeed's website at investor.wolfspeed.com/events.cfm.

About Wolfspeed, Inc.
Wolfspeed (NYSE: WOLF) leads the market in the worldwide adoption of silicon carbide technologies that power the world’s most disruptive innovations. As the pioneers of silicon carbide, and creators of the most advanced semiconductor technology on earth, we are committed to powering a better world for everyone. Through silicon carbide material, Power Modules, Discrete Power Devices and Power Die Products targeted for various applications, we will bring you The Power to Make It Real.TM Learn more at www.wolfspeed.com.
Fresh Start Accounting:
As a result of emerging from a voluntary proceeding under Chapter 11 and qualifying for the adoption of fresh-start accounting, on September 29, 2026 (the "Effective Date"), Wolfspeed’s assets and liabilities were recorded at their estimated fair values which, in some cases, are significantly different than amounts included in our financial statements prior to the Effective Date. Accordingly, our condensed consolidated financial statements after the Effective Date are not comparable with our condensed consolidated financial statements on or before that date.
References to “Successor” relate to our financial position and results of operations after the Effective Date. References to “Predecessor” refer to our financial position and results of operations on or before the Effective Date.
Non-GAAP Financial Measures:
This press release highlights the Company's financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs, charges and expenses that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the Company's performance, core results and underlying trends. Wolfspeed's management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.
Forward Looking Statements:
This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause Wolfspeed’s actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, including estimates, forecasts, and projections about possible or assumed future results of Wolfspeed’s business, financial condition, liquidity, results of operations, plans, and objectives and Wolfspeed’s industry and market growth. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” “forward” or “continue” and similar expressions are used to identify forward-looking statements. All statements in this press release that are not historical are forward-looking statements, including statements regarding Wolfspeed’s position in the industry, the impacts of Wolfspeed's recent restructuring and the expected strength of its capital structure, and Wolfspeed's ability to design and sell products for new industries. Actual results could differ materially due to a number of factors, including but not limited to, risks and uncertainties associated with Wolfspeed's recent emergence from Chapter 11 bankruptcy, including the potential effects on Wolfspeed's relationship with its various stakeholders, including customers, vendors, contractors, employees or suppliers, its ability to attract, motivate, and/or retain management and key personnel, its ability to retain customers, and third parties willing to do business with Wolfspeed on acceptable terms or at all; ongoing uncertainty in global economic and geopolitical conditions; changes in progress on infrastructure development or changes in customer or industrial demand that could negatively affect product demand, including as a result of an economic slowdown or recession, collectability of receivables and other related matters if consumers and businesses defer purchases or payments, or default on payments; risks associated with Wolfspeed’s expansion plans, including cost overruns, the timing and amount of government incentives actually received, including, among other things, any direct grants and tax credits, issues in installing and qualifying new equipment and ramping production, poor production process yields and quality control, and potential increases to Wolfspeed’s restructuring costs; Wolfspeed’s ability to obtain additional funding as needed, including, among other things, from government funding, public or private equity offerings, or debt financings, on favorable terms and on a timely basis, if at all; the risk that Wolfspeed does not meet its production commitments to those customers who provide Wolfspeed with capacity reservation deposits or similar payments; the risk that Wolfspeed may experience production difficulties that preclude it from shipping sufficient quantities to meet customer orders or that result in higher production costs, lower yields and lower margins; Wolfspeed’s ability to lower costs; the risk that Wolfspeed’s results will suffer if it is unable to balance fluctuations in customer demand and capacity, including scaling back its manufacturing expenses or overhead costs quickly enough to correspond to lower than expected demand or bringing on additional capacity on a timely basis to meet customer demand; the risk that longer manufacturing lead times may cause customers to fulfill their orders with a competitor’s products instead; product mix; risks associated with the ramp-up of production of Wolfspeed’s new products, and Wolfspeed’s entry into new business channels and industries different from those in which it has historically operated; Wolfspeed’s ability to convert customer design-ins to design-wins and sales of significant volume, and, if customer design-in activity does result in such sales, when such sales will ultimately occur and what the amount of such sales will be; the risk that the markets for Wolfspeed’s products will not develop as it expects, including the adoption of Wolfspeed’s products by electric vehicle manufacturers and the overall adoption of electric vehicles and our ability to diversify our end markets in medium- to high-voltage verticals such as AI datacenters; the risk that the economic and political uncertainty caused by the tariffs imposed or announced by the United States on imported goods, and corresponding tariffs and other retaliatory measures imposed by other countries (including China) in response, may continue to negatively impact demand for Wolfspeed’s products; the risk that Wolfspeed or its channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, including production and product mix, which can result in increased inventory and reduced orders as Wolfspeed experiences wide fluctuations in supply and demand; risks related to international sales and purchases; risks resulting from the concentration of Wolfspeed’s business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the risk that Wolfspeed’s investments may experience periods of significant market value and interest rate volatility causing it to recognize fair value losses on Wolfspeed’s investment; the risk posed by managing an increasingly complex supply chain (including managing the impacts of supply constraints in the semiconductor industry and meeting purchase commitments under take-or-pay arrangements with certain suppliers) that has the ability to supply a sufficient quantity of raw materials, subsystems and finished products with the required specifications and quality; risks relating to outbreaks of infectious diseases or similar public health events, including the risk of disruptions to Wolfspeed’s operations, supply chain, including its contract manufacturers, or customer demand; the risk Wolfspeed may be required to record a significant charge to earnings if its amortizable assets become impaired; risks relating to confidential information theft or misuse, including through cyber-attacks or cyber intrusion; Wolfspeed’s ability to complete development and commercialization of products under development; the rapid development of new technology and competing products that may impair demand or render Wolfspeed’s products obsolete; the potential lack of customer acceptance for Wolfspeed’s products; risks associated with ongoing litigation; the risk that customers do not maintain their favorable perception of Wolfspeed’s brand and products, resulting in lower demand for its products; the risk that Wolfspeed’s products fail to perform or fail to meet customer requirements or expectations, resulting in significant additional costs; risks associated with strategic transactions; the risk that Wolfspeed is not able to successfully execute or achieve the potential benefits of Wolfspeed’s efforts to enhance its value; and other factors discussed in Wolfspeed’s filings with the Securities and Exchange Commission (the “SEC”), including Wolfspeed’s report on Form 10-K for the fiscal year ended June 29, 2025, and subsequent reports filed with the SEC. These forward-looking statements represent Wolfspeed’s judgment as of the date of this press release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Wolfspeed disclaims any intent or obligation to update any forward-looking statements after the date of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.
Wolfspeed® is a registered trademark of Wolfspeed, Inc.

WOLFSPEED, INC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Successor	Predecessor
(in millions of U.S. Dollars, except per share data)	Three months ended March 29, 2026	Three months ended March 30, 2025
Revenue, net	$150.2	$185.4
Cost of revenue, net	190.2	207.9
Gross loss	(40.0)	(22.5)
Gross margin percentage	(27)%	(12)%

Operating expenses:
Research and development	27.2	42.2
Sales, general and administrative	37.0	41.1
Factory start-up costs	—	23.5
Gain on disposal of property and equipment	(0.5)	(0.2)
Restructuring and other expenses	10.6	65.4
Total operating expense	74.3	172.0
Operating loss	(114.3)	(194.5)
Operating loss percentage	(76)%	(105)%
Interest expense, net of capitalized interest	52.1	85.4
Non-operating (income) expense, net	(46.2)	5.5
Loss before income taxes	(120.2)	(285.4)
Income tax (benefit) expense	(0.3)	0.1
Net loss	($119.9)	($285.5)

Basic loss per share
Net loss	($3.05)	($1.86)

Diluted loss per share
Net loss	($3.05)	($1.86)

Weighted average shares (in thousands)
Basic	39,282	153,897
Diluted	39,282	153,897

WOLFSPEED, INC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Successor	Predecessor
(in millions of U.S. Dollars, except share data)	Period from September 30, 2025 to March 29, 2026	Period from June 30, 2025 to September 29, 2025	Nine months ended March 30, 2025
Revenue, net	$318.7	$196.8	$560.6
Cost of revenue, net	437.0	273.9	656.5
Gross loss	(118.3)	(77.1)	(95.9)
Gross margin percentage	(37)%	(39)%	(17)%

Operating expenses:
Research and development	52.1	31.7	137.5
Sales, general and administrative	66.4	37.9	154.4
Factory start-up costs	—	—	66.0
Gain on disposal of property and equipment	(2.9)	(5.7)	(1.0)
Restructuring and other expenses	38.8	20.4	294.8
Total operating expense	154.4	84.3	651.7
Operating loss	(272.7)	(161.4)	(747.6)
Operating loss percentage	(86)%	(82)%	(133)%
Reorganization items, net	—	(563.4)	—
Interest expense, net	110.1	0.7	230.4
Non-operating income, net	(113.2)	(22.4)	(38.5)
(Loss) income before income taxes	(269.6)	423.7	(939.5)
Income tax expense	0.9	3.5	0.4
Net (loss) income	($270.5)	$420.2	($939.9)

Basic (loss) earnings per share
Net (loss) income	($8.27)	$2.69	($6.88)

Diluted (loss) earnings per share
Net (loss) income	($8.27)	$2.22	($6.88)

Weighted average shares (in thousands)
Basic	32,706	156,185	136,550
Diluted	32,706	189,052	136,550

WOLFSPEED, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	Successor as of	Predecessor as of
(in millions of U.S. Dollars)	March 29, 2026	June 29, 2025
Assets

Cash, cash equivalents, and short-term investments	$1,164.8	$955.4
Accounts receivable, net	96.8	178.8
Inventories, net	280.5	435.4
Prepaid expenses	43.0	97.2
Investment tax credit receivable	71.5	653.4
Other current assets	52.5	222.0
Total current assets	1,709.1	2,542.2
Property and equipment, net	717.1	3,916.5
Intangible assets, net	409.2	23.8
Long-term investment tax credit receivable	109.5	105.0
Other assets	202.4	266.9
Total assets	$3,147.3	$6,854.4

Liabilities and Stockholders' Equity

Accounts payable and accrued expenses	$115.7	$280.2
Contract liabilities and distributor-related reserves	70.5	50.0
Income taxes payable	0.6	0.8
Finance lease liabilities	0.3	0.5
Current maturity on long-term borrowings	—	6,538.0
Other current liabilities	56.0	220.5
Total current liabilities	243.1	7,090.0
Long-term debt	922.2	—
Convertible notes, net	798.3	—
Finance lease liabilities - long-term	1.8	8.4
Other long-term liabilities	160.2	203.1
Total liabilities	2,125.6	7,301.5

Stockholders’ equity:
Common stock	0.1	0.2
Additional paid-in-capital	1,292.3	4,094.1
Accumulated other comprehensive loss	(0.2)	(3.8)
Accumulated deficit	(270.5)	(4,537.6)
Total stockholders' equity (deficit)	1,021.7	(447.1)
Total liabilities and stockholders’ equity (deficit)	$3,147.3	$6,854.4

WOLFSPEED, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Successor	Predecessor
(in millions of U.S. Dollars)	Period from September 30, 2025 to March 29, 2026	Period from June 30, 2025 to September 29 2025	Nine months ended March 30, 2025
Operating activities:
Net (loss) income	($270.5)	$420.2	($939.9)
Adjustments to reconcile net loss to cash used in operating activities of continuing operations:
Non-cash reorganization items	—	(625.6)	—
Depreciation and amortization	68.3	69.3	191.7
Gain on sale of property	(2.9)	(5.7)	(1.0)
Gain on RTP Fab Transfer	—	(25.4)	—
Amortization and write-off of deferred financing costs	10.5	—	34.7
Stock-based compensation	17.9	13.6	62.7
Loss on equity investment	—	10.9	9.2
Inventory write-off	29.1	29.0	—
Loss on disposal or impairment of property and equipment	2.9	0.2	153.7
Impairment of right-of-use assets	—	—	4.8
Loss on debt extinguishment	2.8	—	—
Gain on contingent cash	(10.0)	—	—
Amortization of premium on investments, net	(1.1)	(1.2)	(7.8)
Change in fair value of liability classified derivative contracts	(87.8)	—	—
Paid-in-kind interest on long-term debt	21.8	—	75.5
Deferred income taxes	1.1	1.0	—
Changes in operating assets and liabilities:	91.5	91.3	(52.8)
Cash used in operating activities	(126.4)	(22.4)	(469.2)
Investing activities:
Purchases of property and equipment	(67.8)	(104.0)	(1,059.5)
Purchases of patent and licensing rights	(1.8)	(1.4)	(3.9)
Proceeds from sale of property and equipment	26.9	13.9	1.0
Proceeds from sale of MACOM Shares	—	92.7	—
Purchases of short-term investments	(301.7)	(83.4)	(243.2)
Proceeds from maturities of short-term investments	186.3	151.8	773.1
Proceeds from sale of short-term investments	1.0	67.2	39.4
Reimbursement of capital expenditures from incentives and investment credits	733.1	0.1	238.6
Cash provided by (used in) investing activities	576.0	136.9	(254.5)
Financing activities:
Proceeds from Existing Senior Secured Notes	—	—	240.0
Proceeds from issuance of 1.5L Convertible Notes	379.0	—	—
Proceeds from issuance of New Common Stock and Pre-Funded Warrants	96.9	—	—
Proceeds from issuance of 2L Convertible Notes through the rights offering	—	275.0	—
Payments on Existing Senior Secured Notes	—	(308.5)	—
Payments of deferred financing costs	(4.8)	(3.5)	(40.2)
Payment of Contingent Cash	—	(10.0)	—
Proceeds from contingent consideration	10.0	—	—
Proceeds from issuance of Old Common Stock	—	—	203.9
Adequate protection payments on Existing Senior Secured Notes	—	(38.4)	—
Tax withholding on vested equity awards	—	(0.6)	(3.9)
Payments on long-term debt borrowings, including finance lease obligations	(716.4)	—	(0.4)
Incentive-related escrow refunds	—	—	10.0
Payment of Existing Senior Secured Notes commitment fees	—	(15.5)	—
Payment of unused capacity fee on pre-emergence debt	—	—	(1.5)
Cash (used in) provided by financing activities	(235.3)	(101.5)	407.9
Effects of foreign exchange changes on cash and cash equivalents	(0.2)	0.8	0.1
Net change in cash, cash equivalents and restricted cash	214.1	13.8	(315.7)

Cash and cash equivalents, beginning of period	481.0	467.2	1,045.9
Cash and cash equivalents, end of period	$695.1	$481.0	$730.2
add: Short-term Investments	$469.7	$354.4	$599.4
Cash, cash equivalents, and short-term investments	$1,164.8	$835.4	$1,329.6

Product Line Revenue

	Successor	Predecessor
(in millions of U.S. Dollars)	Three months ended March 29, 2026	Three months ended March 30, 2025
Power Products	$100.1	$107.5
Materials Products	50.1	77.9
Total	$150.2	$185.4

Non-GAAP Measures of Financial Performance
To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), Wolfspeed uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross margin, non-GAAP operating loss, non-GAAP non-operating (expense) income, net, non-GAAP net loss, non-GAAP diluted loss per share, non-GAAP EBITDA, adjusted EBITDA and free cash flow. These measures are presented for continuing operations only.
Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release.
Non-GAAP measures presented in this press release are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Wolfspeed's results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Wolfspeed's results of operations in conjunction with the corresponding GAAP measures.
Wolfspeed believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Wolfspeed has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.
For its internal budgeting process, and as discussed further below, Wolfspeed's management uses financial statements that do not include the items listed below and the income tax effects associated with the foregoing. Wolfspeed's management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.
Wolfspeed excludes the following items from one or more of its non-GAAP measures when applicable:
Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock, performance stock awards and employee stock purchases through its Employee Stock Purchase Program. Wolfspeed excludes stock-based compensation expenses from its non-GAAP measures because they are non-cash expenses that Wolfspeed does not use to evaluate core operating performance.
Restructuring and facility closure costs. During the first quarter of fiscal 2025, the Company began a headcount reduction and facility consolidation plan (the "2025 Restructuring Plan") to incur costs to optimize its operating model and accelerate its transition to 200 mm silicon carbide offerings through facility closures and headcount reduction initiatives. Wolfspeed does not include these expenses when evaluating core operating activities for strategic decision making, forecasting future results and evaluating current performance, as these activities may be non-recurring, unusual, infrequent or directly related to an event that is distinct and non-reflective of the Company's ongoing business operations. Restructuring and facility closure costs associated with the 2025 Restructuring Plan primarily consist of severance, asset-related charges and other closure-related costs related to facilities in the process of closing or are already closed. Other closure-related costs primarily consist of contract termination costs, manufacturing transition charges and certain inventory abandonments that are directly attributable to a facility closure. Contract termination costs are directly attributable to facility closures and other restructuring-related activities. Manufacturing transition charges include non-productive manufacturing expenses incurred during the period from when shutdown activities commence to when a facility is closed. Inventory abandonments relate to identification and disposal of inventory that will not be utilized after a product line is transferred to a new manufacturing location. Loss on disposition of assets results from abandonment of non-productive assets in accordance with a restructuring plan. During the second quarter of fiscal 2026, the Company implemented and substantially completed a headcount reduction. The costs related to this initiative, primarily severance, were recorded in the second quarter of fiscal 2026.
Amortization of acquisition-related intangibles. Wolfspeed incurred amortization or impairment of acquisition-related intangibles in connection with acquisitions. Wolfspeed excludes these items because they are non-cash expenses that Wolfspeed does not use to evaluate core operating performance. These costs are recorded within "Restructuring and other expenses". Amortization related to intangibles recognized upon the adoption of fresh start accounting are not excluded from non-GAAP measures other than EBITDA.
Legal Settlement. In the third quarter of fiscal 2025, Wolfspeed incurred costs to settle legal matters that were considered outside the ordinary course of business, given the nature of the litigation and remedies sought. Wolfspeed excludes these extraordinary items because Wolfspeed believes they are not indicative of Wolfspeed's overall operating performance.
Change in fair value of liability-classified derivative contracts. The Company remeasures liability-classified derivatives, including the forward equity contract, an embedded conversion feature on one of its new 2.5% Convertible Second-Lien Senior Secured Notes due 2031, and its liability-classified warrant, to fair value each reporting period. Each derivative contract was remeasured using the observable market prices, Goldman Sachs binomial lattice model and a Black-Scholes model, respectively. Wolfspeed excludes the impact of these gains or losses from its non-GAAP measures because Wolfspeed believes they are not reflective of the ongoing operating results of Wolfspeed's business.
Gain/loss on disposal of property and equipment. Wolfspeed sold idle equipment and a building, which included the building improvements and land during fiscal 2026. Wolfspeed does not believe these gains and losses are reflective of ongoing operating results.
Project, transformation and transaction costs. The Company has incurred professional services fees and other costs associated with completed and potential acquisitions and divestitures, transformation programs focused on optimizing the Company's administrative processes, and certain costs associated with the Chapter 11 cases that are not accounted for as Reorganization items, net in accordance with ASC 852. These costs are recorded within "Restructuring and other expenses". Wolfspeed excludes these items because Wolfspeed believes they are not reflective of the ongoing operating results of Wolfspeed's business.
Amortization of premiums, discount and debt issuance costs. net Interest expense for certain of the Company's outstanding debt obligations includes amortization of premiums/discount and debt issuance costs. Wolfspeed excludes amortization of premium/discount and debt issuance costs from its non-GAAP measures because they are non-cash expenses that Wolfspeed does not use to evaluate core operating performance.
Gain/Loss on equity investment. The Company received shares of MACOM common stock in connection with the divestiture of the RF product line. These shares are accounted for utilizing the fair value option and changes in the fair value of the shares are recognized in income. The Company disposed of the MACOM shares in September 2025. Wolfspeed excluded the impact of these gains or losses from its non-GAAP measures because Wolfspeed believes it is not reflective of the ongoing operating results of Wolfspeed's business.
Gain/loss on contingent cash gain. During the third quarter of fiscal 2026, the $10 million held in escrow in accordance with the Chapter 11 plan of reorganization was remitted back to the Company, resulting in a gain for the Company. Wolfspeed does not believe the gain is reflective of the ongoing operating results of Wolfspeed's business.
Gain/loss on debt extinguishment. The Company recognizes gains/losses on debt extinguishment which represents the accounting impact of partial principal repayments on its long-term debt, equal to the difference between the net carrying amount of the extinguished portion of the debt and the reacquisition price (including any premiums and third-party costs). Wolfspeed believes it is not reflective of the ongoing operating results of Wolfspeed's business.
Income tax adjustment. This amount reconciles GAAP tax expense (benefit) to a calculated non-GAAP tax expense (benefit) utilizing a non-GAAP tax rate. The non-GAAP tax rate estimates an appropriate tax rate if the listed non-GAAP adjustments were excluded. The non-GAAP tax rate estimate applied to the non-GAAP adjustments includes application of a zero-tax rate where a valuation allowance exists on a non-GAAP basis. This reconciling item adjusts non-GAAP net (loss) income to the amount it would be if the calculated non-GAAP tax rate was applied to non-GAAP (loss) income before income taxes.
Wolfspeed may incur some of these same expenses, including income taxes associated with these expenses, in future periods.
In addition to the non-GAAP measures discussed above, Wolfspeed also uses free cash flow as a measure of operating performance and liquidity. Free cash flow represents operating cash flows from continuing operations, less net purchases of property and equipment and patent and licensing rights. Wolfspeed considers free cash flow to be an operating performance and a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, a portion of which can then be used to, among other things, invest in Wolfspeed's business, make strategic acquisitions and strengthen the balance sheet. A limitation of the utility of free cash flow as a measure of operating performance and liquidity is that it does not represent the residual cash flow available to the company for discretionary expenditures, as it excludes certain mandatory expenditures such as debt service.

WOLFSPEED, INC.
Reconciliation of GAAP to Non-GAAP Measures
(in millions of U.S. Dollars, except per share amounts and percentages)
(unaudited)

Non-GAAP Gross Margin

	Successor	Predecessor
	Three months ended March 29, 2026	Three months ended March 30, 2025
GAAP gross loss	($40.0)	($22.5)
GAAP gross margin percentage	(27)%	(12)%
Adjustments:
Stock-based compensation expense	2.8	9.7
Restructuring and facility closure costs	6.2	16.8
Non-GAAP gross (loss) profit	($31.0)	$4.0
Non-GAAP gross margin percentage	(21)%	2%

Non-GAAP Operating Loss

	Successor	Predecessor
	Three months ended March 29, 2026	Three months ended March 30, 2025
GAAP operating loss	($114.3)	($194.5)
GAAP operating loss percentage	(76)%	(105)%
Adjustments:
Stock-based compensation expense:
Cost of revenue, net	2.8	9.7
Research and development	1.2	3.1
Sales, general and administrative	6.3	6.0
Total stock-based compensation expense	10.3	18.8
Amortization of acquisition-related intangibles	—	0.3
Legal settlements	—	17.0
Project, transformation and transaction costs	5.0	6.8
Restructuring and facility closure costs:
Cost of revenue, net	6.2	16.8
Restructuring and other expenses	1.7	40.7
Total restructuring and other costs	7.9	57.5
Gain on disposal of property and equipment	(0.5)	—
Total adjustments to GAAP operating loss	22.7	100.4
Non-GAAP operating loss	($91.6)	($94.1)
Non-GAAP operating loss percentage	(61)%	(51)%

Non-GAAP Non-Operating Income (Expense), net

	Successor	Predecessor
	Three months ended March 29, 2026	Three months ended March 30, 2025
GAAP non-operating income (expense), net	($5.9)	($90.9)
Adjustments:
Change in fair value of liability classified derivative contracts	(28.7)	—
Loss on debt extinguishment	2.8	—
Loss on equity investment	—	24.9
Amortization of premiums, discount and debt issuance costs, net	4.9	14.5
Gain on contingent cash	(10.0)	—
Non-GAAP non-operating income (expense), net	($36.9)	($51.5)

Non-GAAP Net Loss

	Successor	Predecessor
	Three months ended March 29, 2026	Three months ended March 30, 2025
GAAP net loss	($119.9)	($285.5)
Adjustments:
Stock-based compensation expense	10.3	18.8
Amortization of acquisition-related intangibles	—	0.3
Legal settlements	—	17.0
Project, transformation and transaction costs	5.0	6.8
Restructuring and facility closure costs	7.9	57.5
Gain on disposal of property and equipment	(0.5)	—
Loss on equity investment	—	24.9
Amortization of premiums, discount and debt issuance costs, net	4.9	14.5
Change in fair value of liability classified derivative contracts	(28.7)	—
Loss on debt extinguishment	2.8	—
Gain on contingent cash	(10.0)	—
Total adjustments to GAAP net loss before provision for income taxes	(8.3)	139.8
Income tax adjustment - benefit	—	34.9
Non-GAAP net loss	($128.2)	($110.8)

Non-GAAP diluted loss per share	($3.26)	($0.72)
Diluted weighted average shares (in thousands)	39,282	153,897

Adjusted EBITDA

	Successor	Predecessor
	Three months ended March 29, 2026	Three months ended March 30, 2025
GAAP net loss	($119.9)	($285.5)
Income tax (benefit) expense	(0.3)	0.1
Interest expense, net	41.2	65.9
Depreciation and amortization	30.9	53.9
EBITDA (Non-GAAP)	(48.1)	(165.6)

Reconciling items to adjusted EBITDA (Non-GAAP)
Stock based compensation	10.3	18.8
Project, transformation and transaction costs	5.0	6.8
Legal settlements	—	17.0
Loss on equity investment	—	24.9
Restructuring and facility closure costs(1)	7.5	52.9
Gain on disposal of property and equipment	(0.5)	—
Change in fair value of liability classified derivative contracts	(28.7)	—
Loss on debt extinguishment	2.8	—
Gain on contingent cash	(10.0)	—
Adjusted EBITDA (Non-GAAP)	($61.7)	($45.2)

(1)Excludes restructuring-related depreciation of $0.4 million and $4.6 million included in "Depreciation and amortization" for the three months ended March 29, 2026 and March 30, 2025, respectively.

Free Cash Flow

	Successor	Predecessor
	Three months ended March 29, 2026	Three months ended March 30, 2025
Net cash used in operating activities	($83.8)	($142.1)
Less: PP&E spending, net of reimbursements from long-term incentive agreement	(5.0)	(24.1)
Less: Patents spending	(1.2)	(1.5)
Total free cash flow	($90.0)	($167.7)

Contact:
Investor Relations
Wolfspeed, Inc.
investorrelations@wolfspeed.com

Source: Wolfspeed, Inc.